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                                                                    Exhibit 99.1


                        American Media Operations, Inc.

                      190 Congress Park Drive - Suite 200
                            Delray Beach, FL 33445

              LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 June 14, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549-0408

Ladies and Gentlemen:

          Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, American Media Operations, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the March 25, 2002 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                                    Very truly yours,
                                    American Media Operations, Inc.

                                    /s/ John Miley
                                       Chief Financial Officer

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